Exhibit 4.24 (k)

This Instrument Prepared By:

/s/ Nina J. Hertz
Nina J. Hertz
Delmarva Power & Light Company 800 King Street Wilmington, DE 19801

DELMARVA POWER & LIGHT COMPANY

TO

THE CHASE MANHATTAN BANK

(formerly known as Chemical Bank),

Trustee.

NINETY-FIFTH SUPPLEMENTAL

INDENTURE

Dated as of January 1, 2000

(but executed on the dates shown on the execution page)

This NINETY-FIFTH SUPPLEMENTAL INDENTURE, dated as of the first day of January, 2000 (but executed on the dates hereinafter shown), made and entered into by and between DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia, hereinafter called the Company and THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), a corporation of the State of New York, hereinafter called the Trustee;

WITNESSETH:

WHEREAS, the Company heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (hereinafter in this Ninety-Fifth Supplemental Indenture called the “Original Indenture”), dated as of October 1, 1943, to The New York Trust Company, a corporation of the State of New York, as Trustee, to which The Chase Manhattan Bank is successor Trustee, to secure the First Mortgage Bonds of the Company, unlimited in aggregate principal amount and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof, except as therein otherwise provided; and

WHEREAS, by ninety four indentures supplemental to said Original Indenture dated as of October 1, 1943, of which ninety four supplemental indentures the Ninety Fourth Supplemental Indenture is dated as of January 1, 1999, the Original Indenture has been modified and supplemented (hereinafter, as so supplemented and amended, called the “Indenture”); and

WHEREAS, the execution and delivery of this Ninety-Fifth Supplemental Indenture has been duly authorized by the Board of Directors of the Company by Unanimous Written Consent and passed according to law, and all conditions and requirements necessary to make this Ninety-Fifth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, have been in all respects duly authorized; and

WHEREAS, Article IX, Section 9.03(a) permits the release of property pledged hereunder by substituting cash and Article IX, Section 9.06 permits the release of cash collateral on the basis of certain bondable property additions or on the basis of bonds which have been retired;

WHEREAS, Article IX, Section 9.07 permits the release of purchase money obligations pledged hereunder by payment in cash of the unpaid portion of such obligations and Article IX, Section 9.06 permits the release of cash collateral on the basis of certain bondable property additions or on the basis of bonds which have been retired;

WHEREAS, for the simplification of administration of the trusts created under the Indenture the Company desires to amend the Indenture to permit the accomplishment in one step of what now requires two successive steps;

WHEREAS, it is provided in and by the Original Indenture under Article XVII, Section 17.01 that the Company when authorized by a resolution of its Board of Directors, and the Trustee may at any time enter into an indenture or indentures supplemental thereto (which shall not contain any provisions which are in conflict with the Trust Indenture Act of 1939 as then in effect) without the consent of the holders of any outstanding bonds, for the purpose of curing any ambiguity or correcting or supplementing any provision contained therein or in any supplemental indenture which may be defective or inconsistent with any other provision contained therein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the Original Indenture as long as such indenture or indentures are not inconsistent with the provisions of the Original Indenture and do not adversely affect the interests of the holders of the bonds; and

WHEREAS, the Company, by appropriate corporate action pursuant to Article XVII, Section 17.01(e) and in conformity with the terms of the Original Indenture, has duly determined to amend Article IX, Section 9.03 and Article IX, Section 9.07; and

WHEREAS, the amendments contained herein are permitted under the provisions of Article XVII, Section 17.01;

WHEREAS, it is provided in and by the Original Indenture, inter alia, as follows:

“IT IS HEREBY AGREED by the Company that all the property, rights and franchises acquired by the Company after the date hereof (except any hereinbefore or hereinafter expressly excepted) shall (subject to the provisions of Section 9.01 hereof and to the extent permitted by law) be as fully embraced within the lien hereof as if such property, rights and franchises were now owned by the Company and/or specifically described herein and conveyed hereby;”

and

WHEREAS, the Company has acquired certain other property, real, personal and mixed, which heretofore has not been specifically conveyed to the Trustee;

NOW THEREFORE, this NINETY-FIFTH SUPPLEMENTAL INDENTURE WITNESETH that for and in consideration of the premises and in pursuance of the provisions of the Indenture:

A. The Company and the Trustee hereby agree that the Original Indenture is hereby amended pursuant to the provisions of Section 17.01(e) thereof as follows:

No. 1 — Article IX, Section 9.03 is amended by inserting the following subsections directly after subsection (d):

“(e) the amount of bondable value of property additions which the Company elects to make the basis of a release under this Section; and

(f) the principal amount of bonds authenticated and delivered hereunder which might then be made the basis for the authentication and delivery of bonds under the provisions of Section 4.05 hereof and which the Company elects to make the basis of a release under this Section in lieu of the right of the Company to the authentication and delivery of bonds on such basis;”

No. 2 — Article IX, Section 9.03, the clause labeled “(9)” is amended by deleting the word “and” that appears at its end.

No. 3 — Article IX, Section 9.03, subparagraph (iv) of the clause labeled “(10)” is amended by deleting the period at the end thereof and inserting in its place the following: “, and”

No. 4 — Article IX, Section 9.03 is amended by inserting the following directly after subparagraph (iv) of the clause labeled “(10)”:

“(11)	if the release is applied for in whole or in part upon the basis of bonds authenticated and delivered hereunder which might then be made the basis for the authentication and delivery of bonds under the provisions of Section 4.05 hereof, in accordance with Section 9.03(f) hereof, the Company shall comply with the provisions of Section 4.05 hereof (except the provisions therein relating to Section 4.07 thereof).”

No. 5 — Article IX, Section 9.07 is amended by deleting the first sentence in the second paragraph thereof and inserting in its place the following language:

“Any purchase money obligations, obligations of a governmental body or agency and any other evidences of indebtedness (other than indebtedness of a Subsidiary and prior lien bonds), held by the Trustee, may be released by the Trustee from the lien of this Indenture either (i) upon payment to the Trustee of cash in the amount of the unpaid portion of such obligations or evidences of indebtedness to be released, or (ii) by the Company’s election to use bondable value of property additions in an amount equal to the unpaid portion of such obligations or evidences of indebtedness to be released or (iii) by the Company’s election to use, as the basis for release hereunder, the principal amount of bonds authenticated and delivered hereunder which might then be made the basis for the authentication and delivery of bonds under the provisions of Section 4.05 hereof in lieu of the right of the Company to the authentication and delivery of bonds on such basis; provided that, in case the release is applied for in whole or in part upon the basis of bonds authenticated and delivered hereunder which might then be made the basis for the authentication and delivery of bonds under the provisions of Section 4.05, the Company shall comply with the provisions of Section 4.05, except the provisions therein relating to Section 4.07 hereof “

B. The Company by these presents does hereby grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Trustee and to its successors in the trust in the Indenture created, to its and their assigns forever, all the following described properties of the Company, and does confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquire, in which its ownership shall be as tenant in common, except as permitted by, and in conformity with, the provisions of the Indenture and particularly of Article IX thereof:

All the coal of the Upper Freeport of “E” seam or vein of coal in and underlying that certain tract situate in South Bend Township, Armstrong County, Pennsylvania bounded and described as follows:

BEGINNING at a red oak corner said corner being the southeast corner of the original tract of coal known as the Henderson Heirs Tract thence along coal lands now or formerly owned by the Strong Coal Company North 77° 30’ West a distance of 113.267 feet to a point; thence through lands of which this was a part North 13° 02’ 59” East a distance of 243.426 feet to a point on line of the Henderson Heirs Tract and coal now or formerly owned by the Strong Coal Company; thence through the Henderson Heirs Tract of which this was a part North 40° 34’ 30” West a distance of 984.966 feet to a point on line; thence along said line between Henderson Heirs and Strong Coal Company South 77° 30’ East a distance of 687.366 feet to a point; thence along same the following two courses and distances: South 15° 00’ West a distance of 340.00 feet to a point; South 12° 00’ East a distance of 544.50 feet to a red oak corner, the place of beginning.

CONTAINING 4.49 acres,

And being a portion of the coal under Tax Map Number 204.00-06-25.

BEING part of the same coal tract described in Deed to Grantor from T.J.S. Mining, Inc. In deed dated February 23, 1999, and recorded in Armstrong County Deed Book Volume 1941, Page 160.

TO HAVE AND TO HOLD, the same with all and singular appurtenances, unto the said Grantee, its successors and assigns, to and for the only proper use and behoof of the said Grantee, its successors and assigns, forever.

Together with all other property, real, personal and mixed, tangible and intangible (except such property as in said Indenture expressly excepted from the lien and operation thereof), acquired by the Company on or prior to December 31, 1999, and not heretofore specifically subjected to the lien of the Indenture.

Also without limitation of the generality of the foregoing, the easements and rights-of-way and other rights in or not used in connection with the Company’s operations, which are conveyed to the Company and recorded in the following Real Property Deed Record to which reference is made for a more particular description, to wit:

State and County

DELAWARE

New Castle

Received for Record	Deed Records		Received for Record	Deed Records
	Book	Page		Book	Page
11/16/98	2598	281	11/17/98	2598	279
11/20/98	2543	0200	12/02/98	2548	0334
12/02/98	2548	0332	10/29/98	2598	277
12/04/98	2598	275	12/28/98	2590	232

Received for Record	Deed Records		Received for Record	Deed Records
	Book	Page		Book	Page
12/14/98	2603	233	12/14/98	2603	235
12/14/98	2603	237	12/14/98	2603	239
12/15/98	2603	224	01/25/99	2604	287
12/30/98	2590	230	01/20/99	2590	234
01/22/99	2590	236	12/14/98	2603	231
02/01/99	2604	256	02/05/99	2604	267
02/03/99	2635	0321	03/15/99	2635	0331
02/09/99	2604	269	02/15/99	2604	254
03/02/99	2615	326	03/07/99	2615	328
03/12/99	2615	330	03/10/99	2652	0109
03/15/99	2652	0118	04/02/99	2652	0114
03/22/99	2635	0319	03/25/99	2635	0329
03/30/99	2635	0327	03/31/99	2640	0321
04/12/99	2635	0325	04/13/99	2635	0323
04/21/99	2652	0122	04/26/99	2652	0120
04/26/99	2652	0103	04/27/99	2652	0126
05/03/99	2652	0106	09/14/98	2680	0223
05/17/99	2671	0075	06/11/99	2671	0077
06/02/99	2671	0073	07/31/99	2698	0299
06/16/99	2680	0226	10/05/99	2736	0347
08/24/99	2737	0001	11/19/99	2754	0132
10/26/99	2751	0326	04/19/99	2635	0333
12/01/99	2756	0246

State and County

DELAWARE

Kent

Received for Record	Deed Records		Received for Record	Deed Records
	Book	Page		Book	Page
01/22/99	302	211

State and County

DELAWARE

Sussex

Received for Record	Deed Records		Received for Record	Deed Records
	Book	Page		Book	Page
09/04/98	2360	39	09/04/98	2360	41
09/14/98	2360	43	10/02/98	2360	35
09/16/98	2339	229	10/19/98	2339	231
10/05/98	2346	147	10/30/98	2346	149
10/19/98	2339	233	10/19/98	2339	235
10/19/98	2339	237	10/19/98	2339	239

Received for Record	Deed Records		Received for Record	Deed Records
	Book	Page		Book	Page
10/22/98	2339	227	10/23/98	2339	225
11/09/98	2360	37	11/16/98	2360	31
11/25/98	2360	33	11/25/98	2360	27
11/29/98	2360	29	01/15/99	2360	156
01/22/99	2371	205	02/01/99	2371	215
02/01/99	2371	213	02/05/99	2371	202
02/05/99	2371	211	02/10/99	2374	083
02/10/99	2374	083	03/15/99	2374	079
03/15/99	2374	079	04/12/99	2374	081
03/31/99	2416	041	09/07/99	02436	120
04/12/99	2374	081	03/19/99	2416	043

State and County

MARYLAND

Caroline

Received for Record	Deed Records		Received for Record	Deed Records
	Book	Page		Book	Page
08/18/98	349	772	10/02/98	354	920
11/16/98	354	916	01/13/99	354	888
11/18/98	354	912	11/18/98	354	914
04/23/99	366	827	04/23/99	366	829
07/04/99	369	199	11/01/99	376	256
11/18/99	377	226	11/23/99	377	223

State and County

MARYLAND

Cecil

Received for Record	Deed Records		Received for Record	Deed Records
	Book	Page		Book	Page
06/19/95	0859	117	10/29/99	0859	115
05/06/98	785	504	11/23/98	778	613
11/30/98	778	610	11/30/98	778	599
11/30/98	778	597	12/15/98	778	617
12/03/98	0808	747	03/29/99	0808	750
12/16/98	778	615	12/28/98	778	623
12/29/98	778	619	12/30/98	778	621
12/30/98	778	592	01/21/99	778	589
02/01/99	785	492	02/05/99	785	498
02/08/99	785	502	02/22/99	785	500
02/12/99	0800	670	03/15/99	0800	672
02/23/99	785	506	02/22/99	791	428

Received for Record	Deed Records		Received for Record	Deed Records
	Book	Page		Book	Page
03/18/99	791	430	03/19/99	791	425
04/04/99	0809	001	04/21/99	0809	003
04/05/99	0800	674	06/01/99	0820	279
04/22/99	0809	005	04/23/99	0809	007
04/23/99	0809	009	04/27/99	0809	011
04/28/99	0809	014	04/28/99	0809	016
05/04/99	0809	020	05/05/99	0809	022
05/05/99	0809	022	05/12/99	0809	027
05/17/99	0809	029	05/18/99	0809	031
05/18/99	0809	033	05/18/99	0809	035
06/02/99	0820	281	06/04/99	0820	283
06/09/99	0832	566	06/10/99	0832	568
06/10/99	0823	128	06/16/99	0825	079
06/16/99	0823	132	06/18/99	0823	130
06/21/99	0823	134	06/23/99	0825	077
06/30/99	0823	136	07/02/99	0825	081
07/12/99	0830	154	07/19/99	0830	156
07/17/99	0836	259	07/17/99	0836	257
07/17/99	0836	261	08/06/99	0841	123
07/21/99	0830	158	07/22/99	0832	570
07/23/99	0832	572	07/24/99	0832	574
07/26/99	0832	576	07/26/99	0832	578
07/27/99	0832	580	07/30/99	0832	582
07/30/99	0832	584	08/06/99	0832	588
08/09/99	0832	586	07/13/99	0836	255
08/09/99	0836	263	08/16/99	0836	272
08/23/99	0838	590	08/25/99	0838	592
08/25/99	0838	594	09/02/99	0841	119
11/02/99	0860	663	11/17/99	0860	665
11/19/99	0862	339	12/01/99	0866	339
11/23/99	0860	667	06/19/95	3184	0282
12/01/99	0862	336	12/10/99	0866	337
12/29/99	0769	062	12/29/99	0769	064
12/29/99	0769	067	12/29/99	0769	069
12/29/99	0769	071	12/29/99	0769	073

State and County

MARYLAND

Dorchester

Received for Record	Deed Records		Received for Record	Deed Records
	Book	Page		Book	Page
04/28/99	0403	0535	04/28/99	0403	0536
04/28/99	0403	0537	04/28/99	0403	0538

Received for Record	Deed Records		Received for Record	Deed Records
	Book	Page		Book	Page
04/28/99	0403	0539	04/28/99	0403	0540
11/23/99	417	0825

State and County

MARYLAND

Harford

Received for Record	Deed Records		Received for Record	Deed Records
	Book	Page		Book	Page
07/29/98	2999	0071	09/11/98	2999	0039
09/26/98	2999	0041	10/13/98	2999	0043
10/23/98	2999	0069	09/04/98	2999	0063
11/05/98	2999	0036	11/17/98	2999	0061
11/27/98	2999	0059	12/21/98	2999	0047
12/21/98	2999	0049	12/21/98	2999	0057
01/05/99	2999	0065	02/09/99	2999	0045
03/02/99	2999	0053	03/17/99	2999	0051
03/04/99	3028	0436	03/25/99	3033	0707
03/18/99	2999	0055	03/23/99	2999	0082
03/24/99	2999	0084	03/29/99	2999	0080
04/01/99	3028	0442	04/12/99	3033	0709
05/14/99	3064	0142	06/01/99	3064	0136
05/18/99	3033	0711	05/26/99	3077	0513
06/01/99	3070	0715	06/09/99	3070	0717
06/08/99	3064	0134	12/21/98	3033	0705
06/21/99	3077	0511	06/22/99	3070	0719
07/01/99	3105	0070	07/26/99	3105	0074
07/07/99	3077	0509	06/28/99	3095	0130
08/13/99	3105	0076	08/16/99	3105	0072
09/02/99	3118	0250	06/19/95	3184	0282
11/22/99	3174	0330	12/06/99	3184	0288

State and County

MARYLAND

Kent

Received for Record	Deed Records		Received for Record	Deed Records
	Book	Page		Book	Page
08/26/98	165	379	01/19/99	168	33
12/03/98	170	016	02/11/99	172	358
01/22/99	0302	0211	04/08/99	2386	343
04/14/99	2386	341	07/18/99	0180	362
06/28/99	0181	397	07/24/99	0181	395

Received for Record	Deed Records		Received for Record	Deed Records
	Book	Page		Book	Page
07/28/99	0180	360	05/26/99	0182	058
08/03/99	0181	393	10/01/99	0187	115
10/01/99	0187	143	11/03/99	0187	147
11/02/99	0189	144	11/26/99	0189	146

State and County

MARYLAND

Queen Anne’s

Received for Record	Deed Records		Received for Record	Deed Records
	Book	Page		Book	Page
07/14/98	658	567	09/04/98	658	569
11/10/98	660	589	12/08/98	660	583
11/16/98	663	416	01/11/99	663	414
12/21/98	660	585	01/27/99	660	587
01/20/99	663	418	01/18/99	667	349
01/26/99	667	345	02/24/99	667	347
03/19/99	667	341	03/19/99	667	343
03/19/99	0687	754	04/22/99	0679	181
03/26/99	672	693	05/01/99	0685	690
04/26/99	0679	183	06/14/99	0687	758
06/05/99	0685	692	02/15/99	0687	756
06/21/99	0687	760	06/29/99	0689	077
07/26/99	0698	062	07/29/99	0696	649
07/31/99	0696	651	08/06/99	0696	653
08/10/99	0696	655	09/02/99	712	268
10/18/99	710	053	11/09/99	711	165
11/05/99	0714	580

State and County

MARYLAND

Somerset

Received for Record	Deed Records		Received for Record	Deed Records
	Book	Page		Book	Page
06/29/99	0481	879	07/15/99	0481	881
07/22/99	0481	883	08/19/99	0482	856

State and County

MARYLAND

Talbot

Received for Record	Deed Records		Received for Record	Deed Records
	Book	Page		Book	Page
09/30/98	919	169	10/02/98	919	175
10/02/98	919	177	10/23/98	919	171
10/22/98	0932	490	04/22/99	0940	479
12/17/98	919	173	01/11/99	919	167
02/02/99	922	483	02/02/99	922	481
02/12/99	922	479	03/01/99	929	951
03/04/99	929	953	03/10/99	929	955
03/29/99	0936	417	04/22/99	0936	421
04/22/99	0940	477	04/26/99	0932	486
04/22/99	0936	419	06/02/99	0936	423
04/29/99	0932	488	05/01/99	0937	238
05/01/99	0937	236	05/18/99	0932	484
06/11/99	0938	095	11/26/99	0953	427
12/02/99	0953	429

State and County

MARYLAND

Wicomico

Received for Record	Deed Records		Received for Record	Deed Records
	Book	Page		Book	Page
04/17/98	1635	491	07/18/98	1630	085
10/19/98	1722	670	03/15/99	1722	666
11/07/98	1661	831	11/10/98	1661	834
11/10/98	1661	836	11/13/98	1661	838
11/23/98	1642	240	11/23/98	1642	242
11/23/98	1642	244	11/23/98	1642	246
11/23/98	1661	842	01/07/99	1666	405
12/17/98	1658	691	10/22/98	1661	828
01/07/99	1666	403	01/03/99	1666	401
02/05/99	1670	875	05/03/99	1698	205
03/29/99	1702	728	04/20/99	1702	730
03/30/99	1722	662	04/14/99	1722	664
04/26/99	1722	647	04/26/99	1722	649
05/03/99	1702	732	05/10/99	1702	734
05/14/99	1722	658	05/20/99	1722	636
05/19/99	1702	736	05/20/99	1702	738
06/04/99	1722	651	06/22/99	1722	638

Received for Record	Deed Records		Received for Record	Deed Records
	Book	Page		Book	Page
06/24/99	1702	761	07/01/99	1700	056
07/01/99	1700	054	08/23/99	1705	135
07/02/99	1722	660	07/02/99	1722	634
07/02/99	1722	642	07/06/99	1722	654
07/12/99	1698	207	07/22/99	0481	885
08/11/99	1722	640	08/28/99	1722	645
09/29/99	1722	066	10/04/99	1718	246
10/09/99	1722	656	11/19/99	1722	672
10/26/99	1718	248	10/19/98	1722	668
12/03/99	1728	301	05/21/99	1702	726

State and County

MARYLAND

Worcester

Received for Record	Deed Records		Received for Record	Deed Records
	Book	Page		Book	Page
11/16/98	2649	116	12/09/98	2649	114
12/01/98	2649	118	05/05/99	2703	116
05/26/99	2736	245	05/18/99	2736	247
06/16/99	2736	249	07/28/99	2740	202
08/20/99	2750	002

State and County

VIRGINIA

Accomack

Received for Record	Deed Records		Received for Record	Deed Records
	Book	Page		Book	Page
11/10/98	789	291	11/13/98	789	297
11/19/98	789	294	02/22/99	792	233
02/23/99	792	230	03/06/99	797	576
03/31/99	797	579	10/13/98	0804	0116
04/05/99	0801	0045	12/01/99	819	084
07/21/99	0821	510

State and County

VIRGINIA

Northampton

Received for Record	Deed Records		Received for Record	Deed Records
	Book	Page		Book	Page
09/28/98	305	289	03/11/99	309	053
10/07/99	314	169

The following is a schedule of bonds issued under the Eighty-Eighth Supplemental Indenture and Credit Line Deed of Trust, effective as of October 1, 1994, that can be designated as First Mortgage Bonds, Series I, which may also be designated as Secured Medium Term Notes, Series I; and First Mortgage Bonds, Pledged Series I.

First Mortgage Bonds, Series I/Secured Medium Term Notes, Series I

Issuance Date	Tranche	Maturity	Principal
06/19/95	7.71% Bonds	06/01/25	$100,000,000
06/19/95	6.95% Amortizing Bonds	06/01/08	$25,800,000

First Mortgage Bonds, Pledged Series I

Issuance Date	Tranche	Maturity	Principal
10/12/94	1994	10/01/29	$33,750.000

Total Bonds Issued:			$159,550,000

As supplemented and amended by this Ninety-Fifth Supplemental Indenture, the Original Indenture and all indentures supplemental thereto are in all respects ratified and confirmed and the Original Indenture and the aforesaid supplemental indentures and this Ninety-Fifth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

This Ninety-Fifth Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

The recitals of fact contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

The debtor and its mailing address are Delmarva Power & Light Company, 800 King Street, P.O. Box 231, Wilmington, Delaware 19899. The secured party and its address, from which information concerning the security interest hereunder may be obtained, are The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, Attn.: Corporate Trust Department.

The Company acknowledges that it received a true and correct copy of this Ninety-Fifth Supplemental Indenture.

This Ninety-Fifth Supplemental Indenture is executed and delivered pursuant to the provisions of Section 5.11 and paragraphs (a) and (e) of Section 17.01 of the Indenture for the purpose of conveying, transferring and assigning to the Trustee and of subjecting to the lien of the Indenture with the same force and effect as though included in the granting clause thereof the above described property so acquired by the Company on or prior to the date of execution, and not heretofore specifically subject to the lien of the Indenture and for the purpose of making certain amendments to the Indenture; but nothing contained in this Ninety-Fifth Supplemental Indenture shall be deemed in any manner to affect (except for such purposes and except as otherwise specifically provided herein) or to impair the provisions, terms and conditions of the Original Indenture, or of any indenture supplemental thereto and the provisions, terms and conditions thereof as hereby amended are hereby expressly confirmed.

The recitals hereinabove set forth are made solely by the Company and the Trustee shall have no responsibility therefor.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name and behalf by its Senior Vice President and Chief Financial Officer, and its corporate seal to be hereunto affixed and attested by its Secretary and the Trustee has caused this instrument to be signed in its name and behalf by an Assistant Vice President and its corporate seal to be hereunto affixed and attested by a Trust Officer, effective as of the 1st day of January, 2000.

(INTENTIONALLY BLANK)

DELMARVA POWER & LIGHT COMPANY

Date of Execution	By	/s/ John C. van Roden, Jr.
JOHN C. VAN RODEN, JR., SENIOR VICE PRESIDENT & CHIEF FINANCIAL OFFICER
March 8, 2000

[seal]
Attest:
/s/ Nina J. Hertz
NINA J. HERTZ, ASSISTANT SECRETARY

THE CHASE MANHATTAN BANK
(formerly known as Chemical Bank)

Date of Execution	By	/s/ Wanda Eiland
WANDA EILAND, ASST. VICE PRESIDENT
March 14, 2000

[seal]
Attest:
/s/ William G. Keenan
WILLIAM G. KEENAN, TRUST OFFICER

STATE OF DELAWARE	)
	)	SS.
NEW CASTLE COUNTY	)

BE IT REMEMBERED that on this 8 day of March, 2000, personally came before me, a notary public for the State of Delaware, JOHN C. VAN RODEN, JR., Senior Vice President and Chief Financial Officer of DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia (the “Company”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be his own act and deed and the act and deed of the Company; that his signature is in his own proper handwriting; that the seal affixed is the common or corporate seal of the Company; and that his act of signing, sealing, executing and delivering such instrument was duly authorized by resolution of the Board of Directors of the Company.

GIVEN under my hand and official seal the day and year aforesaid.

/s/ Nina J. Hertz
Notary Public, State of Delaware
My commission expires 9/14/00

[seal]

Certification

This document was prepared under the supervision of an attorney admitted to practice before the Court of Appeals of Maryland, or by or on behalf of one of the parties named in the within instrument.

/s/ Nina J. Hertz
Nina J. Hertz

STATE OF NEW YORK	)
	)	SS.
COUNTY OF NEW YORK	)

BE IT REMEMBERED that on this 14 day of March, 2000, personally came before me, a Notary Public for the State of New York, WANDA EILAND, an Assistant Vice President of THE CHASE MANHATTAN BANK, a corporation of the State of New York (the “Trustee”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be her own act and deed and the act and deed of the Trustee; that her signature is her own proper handwriting; that the seal affixed is the common or corporate seal of the Trustee; and that her act of signing, sealing, executing and delivering said instrument was duly authorized by resolution of the Board of Directors of the Trustee.

GIVEN under my hand and official seal the day and year aforesaid.

/s/ Emily Favan
Notary Public, State of New York

[Seal]

CERTIFICATE OF RESIDENCE

THE CHASE MANHATTAN BANK, successor Trustee to the Trustee within named, by merger, hereby certifies that its precise residence is 450 West 33rd Street, in the Borough of Manhattan, in The City of New York, in the State of New York.

THE CHASE MANHATTAN BANK

By	/s/ Wanda Eiland
WANDA EILAND, ASST. VICE PRESIDENT

RECORDATION DATA

Executed Counterparts of the Ninety-Fifth Supplemental Indenture were recorded in Real Property Mortgage Records as follows:

	Received for Record	Mortgage Records
State and County		Book	Page
DELAWARE:
Kent	4/27/00	857	1
New Castle	4/4/00	6635	0085
Sussex	4/3/00	3338	058
MARYLAND:
Caroline	4/4/00	383	138
Cecil	4/28/00	891	456
Dorchester	4/5/00	423	164
Harford	4/28/00	3249	551
Kent	4/27/00	196	73
Queen Anne’s	4/4/00	727	039
Somerset	4/3/00	490	932
Talbot	4/14/00	961	621
Wicomico	3/31/00	1739	400
Worcester	3/31/00	2832	196
VIRGINIA:
Accomack	4/4/00	827	046
Northampton	4/4/00	318	605
PENNSYLVANIA:
Adams	4/26/00	2037	17
Armstrong	4/24/00	2074	27
Bedford	4/25/00	803	471
Blair	4/25/00	1464	283
Cambria	4/21/00	1662	277
Cumberland	4/27/00	1608	470
Delaware	4/26/00	2006	23
Franklin	4/25/00	1502	404
Huntingdon	4/21/00	532	744
Indiana	4/24/00	628	245
Lancaster	4/27/00	6613	593
Montgomery	4/24/00	8673	223
Westmoreland	4/24/00	4864	253
York	4/24/00	1396	4493
NEW JERSEY:
Burlington	4/19/00	7743	536
Camden	4/28/00	5289	885
Gloucester	4/17/00	4282	283
Mercer	4/19/00	5289	176
Middlesex	4/25/00	4768	615
Salem	4/17/00	1156	21
Somerset	4/17/00	3270	691
Warren	4/20/00	2193	213